Exhibit 99.2

February 16, 2016

Dear Shareholder:

We are writing to share with you the results of our 2015 estimated net asset valuation (NAV) for CNL Healthcare Properties (the Company), a non-traded real estate investment trust with 144 seniors housing and healthcare investments across 33 states. We have built a leading portfolio of healthcare-related assets and in 2015 acquired or developed a total of 44 properties in targeted U.S. markets—making 2015 our most active year with approximately $1.02 billion of new investments added to our holdings.

As of December 31, 2015, we had invested the majority of our proceeds from our common stock offering and ended the year having acquired or committed to invest in over $3 billion of healthcare real estate. We believe a fundamental measure of our success will be the shareholder value we create over the long term. This will be closely linked to our ability to actively manage the performance of the real estate assets in our portfolio as we have done since the inception of the Company.

Our board of directors determined $9.751 as the estimated NAV per share of our common stock as of December 31, 2015, based on our valuation committee’s recommendation and does not include any portfolio adjustments to value due to the portfolio’s size and diversification. Our last estimated NAV per share was $9.52 as of September 30, 2014.

2015 Net Asset Valuation Process

We conducted our annual estimated NAV per share to reflect our assets as of December 31, 2015. We believe that conducting a valuation provides shareholders and broker-dealers an indication of the estimated value of our Company based on our portfolio as of a certain date. As in prior valuation exercises, in determining our estimated NAV per share we followed the Company’s valuation policy and certain recommendations and methodologies of the Investment Program Association. Our board of directors engaged CBRE Capital Advisors (CBRE Cap) – an independent investment banking firm – to provide a valuation analysis of the Company, including establishing a range of estimated NAVs per share. CBRE Cap is a subsidiary of CBRE Group, Inc., which is a Fortune 500 and S&P 500 company and one of the world’s largest commercial real estate services and investment firms, in terms of 2015 revenue.

Our valuation committee – comprised solely of the Company’s independent directors – reviewed CBRE Cap’s valuation analysis and its range of estimated NAVs and recommended an estimated NAV per share to the full board of directors. For a description of the methodology considered by the valuation committee and our board of directors, please see our current report on Form 8-K filed February 16, 2016, with the U.S. Securities and Exchange Commission at SEC.gov. Please keep in mind that this estimated NAV is as of a specific time period and is not necessarily indicative of the value that could be realized when we pursue future strategies for a liquidity event.

Amended and Restated Distribution Reinvestment Plan (DRP), Amended and Restated Stock Redemption Plan (Redemption Plan), and Distribution Policy

Effective the first quarter of 2016, the purchase price for shares under the Company’s DRP will be $9.75 per share. Additionally, monthly distributions remain unchanged during the first quarter at $0.0353 per share. Expressed as a percentage of the estimated NAV, the distribution represents an annualized 4.34 percent of the NAV per share. The Company will pay first quarter distributions on or about April 8, 2016.

As a result of our estimated NAV per share, the price per share under the Company’s Redemption Plan will equal the lower of the current estimated NAV per share or the purchase price that you paid, as set forth in the Company’s Redemption Plan. You may submit your shares for redemption, if you have held your shares for at least one year, subject to the terms of our Redemption Plan and the maximum amount of funds available for redemptions per quarter. Our board of directors may amend, suspend or terminate the Redemption Plan at any time.

Looking Ahead

We will continue to work closely with our tenants and operators to drive performance at our properties as we refine our portfolio to promote steady, growing cash flows. Our focus will also be to complete our development and expansion projects, and stabilize those that have been recently completed or are in transition. We anticipate conducting a valuation of our assets on an annual basis and look forward to sharing additional details on the performance of CNL Healthcare Properties in our upcoming 2015 annual report.

We invite you to visit CNLHealthcareProperties.com to view our valuation presentation for more in-depth information. You can also visit SEC.gov to review our Form 8-K filing related to this valuation. Should you have questions about your investment, please contact your financial advisor or CNL Client Services at 866-650-0650, option 3.

We appreciate your ownership in the Company and the confidence you have placed in our investment strategy.

Sincerely,

James M. Seneff, Jr. Chairman of the Board	Stephen H. Mauldin President and Chief Executive Officer

cc: Financial advisors

[1]	This valuation represents the estimated value per share at a specific period in time, did not include any portfolio or enterprise premium, and will likely change over the Company’s lifecycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the Company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the Company. Throughout the valuation process, the Valuation Committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.
[2]	There is no assurance that the Company’s adherence to any of the methodologies set forth in IPA Practice Guideline 2013-01 satisfies applicable compliance or other requirements of the SEC, FINRA or under ERISA with respect to the preparation and disclosure of the Company’s estimated NAV.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the Company, in preparing its valuation materials. The Company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “estimated,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the Company’s website at CNLHealthcareProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

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